Exhibit 99.1

ProPhase Labs Announces Financial Results for the Three and Six Months Ended June 30, 2025

ProPhase Delivers Significant Operational and Financial Improvements, Advances Multiple Non-Dilutive Liquidity Initiatives, and Targets Transformational Growth Catalysts

Company granted key U.S. patent on BE-Smart™ Esophageal Adenocarcinoma Risk Assessment test (August 2025)

Company to hold a virtual conference call Wednesday, August 13, 2025, at 2:00 PM ET

UNIONDALE, NY, August 13, 2025 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH), (the “Company” or “ProPhase”) a diversified diagnostics, genomics, and consumer healthcare company, today reported financial and operational results for the three and six months ended June 30, 2025.

Ted Karkus, CEO of ProPhase Labs, will present to shareholders today, Wednesday, August 13, 2025, at 2:00 p.m. ET during the live Virtual Non-Deal Roadshow Series. The details are available below.

Second Quarter 2025 and Year-to-Date Highlights and Subsequent Events

●	Achieved a clear earnings turnaround, including significant positive impacts from subsequent events.
●	Strengthened equity position – Stockholders’ equity increased to $11.5 million at June 30, 2025, from $7.4 million at year-end 2024.
●	Secured final patent covering BE-Smart™, strengthening IP portfolio. Accelerated commercialization pathway – BE-Smart™ positioned for faster market entry following favorable regulatory shifts; development continues under CLIA framework.
●	Streamlined operations – Reduced operating expenses by over 35% YTD through disciplined portfolio optimization and cost controls.
●	Eliminated high-cost debt – Majority of merchant cash advance debt repaid, lowering overhead and increasing financial flexibility.
●	Removed largest monthly cash drain from subsidiaries in Q2 2025.
●	Completed strategic portfolio realignment – Sale of PMI and Pharmaloz Real Estate generated $8.7M gain and eliminated $20M+ in debt/liabilities.
●	Improved margins and narrowed losses in Q2 2025 vs. Q2 2024.

BE-Smart™ Esophageal Pre-Cancer Diagnostic Test Continues Towards Commercialization

In August 2025, the United States Patent and Trademark Office granted a key U.S. patent on the Company’s BE-Smart™ Esophageal Adenocarcinoma Risk Assessment test. ProPhase Labs owns the full intellectual property portfolio behind BE-Smart™.

Nebula Genomics Operations Streamlined

Jason Karkus, President of Nebula Genomics stated: “Over the past year, we have successfully transformed Nebula Genomics into a leaner, stronger, and more scalable business. By streamlining operations, exiting our in-house lab, right-sizing our team, optimizing technology expenses, and focusing on high-ROI marketing, we have moved from consistent historical losses, including prior to our acquisition, to a break-even position today, with a clear path to sustained profitability as subscription renewals and cost efficiencies continue. With a stronger cost structure, enhanced sequencing partnerships, and improved customer economics, Nebula is well positioned for the next phase of growth, whether through a strategic sale that delivers immediate value or continued expansion over the next 9 to 12 months to significantly increase enterprise value.”

$50 Million Opportunity with Crown Medical Collections progresses

Crown Medical Collections estimates the recovery of approximately $50 million in insurance payments, net of contingency fees, on behalf of ProPhase. After significant due diligence and preparation, this initiative has moved to important next steps. Due to the nature of litigation, the Company has been advised to be cautious in providing additional details at the current time. In conjunction, management is actively pursuing non-dilutive funding strategies, including Debtor-In-Possession (DIP), or similar financings.

The Company believes that Crown Medical’s efforts should start to generate significant cash flow within the next few months and in some cases, possibly sooner. If Crown’s efforts succeed, this could serve as a significant, non-dilutive financial influx in the second half of 2025 to support strategic development of ProPhase’s core businesses. Notably, the Company currently carries only $20 million dollars total accounts receivable, net, in its financials for this initiative (less than half of what Crown estimates the Company will net.)

New Crypto Treasury Strategy Designed to Capture Upside Without Sacrificing Shareholder Value

The Board has approved a strategic treasury initiative involving the acquisition and long-term holding of select digital assets, including Bitcoin. This initiative is designed as an additional growth lever, complementing, not replacing, our core diagnostics and consumer health businesses. The Company is not pursuing a reverse merger but is seeking to partner with leading players in the crypto space while continuing to advance its core businesses, each with significant underlying value.

In Conjunction with the Company’s Potential Crypto Treasury Strategy, Board Exploring Implementing Guardrails for Share Issuance

The Board is committed to protecting shareholder interests and is evaluating guardrails to avoid unnecessary dilution. The proposed increase in authorized shares to one billion is solely to ensure the flexibility to act quickly if the stock price rises significantly, enabling potential raises of hundreds of millions of dollars at premium valuations with minimal dilution. This disciplined approach mirrors our January 2021 raise of $37.5M at $12.50 per share, well above the $2 per share price months earlier.

Our objective is to generate substantial capital with minimal impact on existing shareholders, while leveraging other potential liquidity events, including the Crown Medical Collections initiative and a possible sale of Nebula Genomics, to fund the crypto treasury strategy without issuing new shares.

The Company will provide additional details regarding this important initiative next week.

CEO Commentary:

Ted Karkus, Chairman and CEO of ProPhase Labs, stated:

“The first half of 2025 was transformational for ProPhase. We divested non-core operations, reduced liabilities by more than ten million dollars, and recorded a significant gain, all while continuing to streamline our cost structure. These steps dramatically improved our balance sheet and sharpened our focus on our highest-potential opportunities in diagnostics and consumer health.

Operationally, we turned gross margins positive and cut our operating loss nearly in half year-over-year. The FDA’s recent non-enforcement stance on LDTs positions our BE-Smart™ test for a faster path to market, and we are executing our plan to bring this important innovation to patients sooner. Our team is committed to disciplined execution and advancing the commercial potential of our core pipeline while aggressively exploring the new crypto treasury initiative.”

CEO to present to Shareholders

ProPhase will also present to shareholders today, August 13, 2025, at 2:00 p.m. ET during the live Virtual Non-Deal Roadshow Series hosted by Renmark Financial Communications Inc. During this presentation, Ted Karkus will offer further insights into the Company’s trajectory and respond to investor questions.

Investors interested in participating in this live event will need to register using the link below. After the event, a replay will be available on The Company’s investor website.

REGISTER HERE:

https://www.renmarkfinancial.com/events/second-quarter-2025-results-virtual-conference-call-nasdaq-prph-wUOjCShxnL

●	To ensure smooth connectivity, please access this link using the latest version of Google Chrome.

Financial Results

For the three months ended June 30, 2025, net revenue was $1.2 million as compared to $1.5 million for the three months ended June 30, 2024. The Company did not generate any revenues from diagnostic services for the three months ended June 30, 2025 and 2024, respectively.

Cost of revenues for the three months ended June 30, 2025 were $0.5 million, comprised of $0.1 million for diagnostic services and $0.4 million for consumer products. Cost of revenues for the three months ended June 30, 2024 were $1.7 million, comprised of $0.7 million for diagnostic services and $1.0 million for consumer products.

We realized a gross margin profit of $0.7 million for the three months ended June 30, 2025 as compared to a gross margin loss of $0.2 million for the three months ended June 30, 2024. The increase of $0.9 million was a result of increased consumer products with better margin product mix. For the three months ended June 30, 2025 and 2024, we realized an overall gross margin of 58.9% and (10.3)%, respectively. Gross margin for diagnostic services was zero or not applicable due to no revenue in the 2025 and 2024 comparable periods, respectively. Gross margin for consumer products was 67.8% and 36.8% in the 2025 and 2024 comparable periods, respectively. Gross margin for consumer products have historically been influenced by fluctuations in quarter-to-quarter production volume, fixed production costs and related overhead absorption, raw ingredient costs, inventory mark to market write-downs and timing of shipments to customers.

General and administration expenses for the three months ended June 30, 2025 were $4.6 million as compared to $6.9 million for the three months ended June 30, 2024. The decrease in general and administration expenses of $2.3 million for the three months ended June 30, 2025 as compared to the three months ended June 30, 2024 was principally related to a decrease in personnel expenses, overhead costs and professional fees and removal of costs related to the divestiture of PMI.

Research and development costs for the three months ended June 30, 2025 were $4,000 as compared to $140,000 for the three months ended June 30, 2024. The decrease in research and development costs of $136,000 for the three months ended June 30, 2025 as compared to the three months ended June 30, 2024 was principally due to decreased activities related to product research and field testing as a result of refined focus and efforts.

As a result of the effects described above, net loss from the continuing operations for the three months ended June 30, 2025 was $4.5 million, or $(0.11) per share, as compared $5.5 million, or $(0.29) per share, for the three months ended June 30, 2024. Diluted loss per share related to the continuing operations for the three months ended June 30, 2025 and 2024 were $(0.11) per share and $(0.29) per share, respectively.

Our aggregate cash and cash equivalents as of June 30, 2025 were $169,000 as compared to $678,000 at December 31, 2024. Our working capital deficit was $1.1 million and $1.5 million as of June 30, 2025 and December 31, 2024, respectively. The decrease of approximately $0.5 million in our cash and cash equivalents for the six months ended June 30, 2025 was principally due to $4.2 million cash used in operating activities and repayment of notes payable for $2.5 million, offset by proceeds from issuance of common stock and notes payable of $4.7 million. We also received $800,000 from sale of PMI. Total stockholders’ equity increased to $11.4 million as of March 31, 2025 as compared to $7.4 million at December 31, 2024.

About ProPhase Labs Inc.

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development – such as our potentially life-saving test for the early detection of esophageal cancer – and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com In August 2025, the United States Patent and Trademark Office granted a key U.S. patent covering the Company’s BE-Smart™ Esophageal Adenocarcinoma Risk Assessment test.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$169	$678
Accounts receivable, net	20,086	20,058
Inventory, net	830	1,143
Prepaid expenses and other current assets	3,484	2,615
Current assets in discontinued operations	—	6,143
Total current assets	24,571	30,637

Property, plant and equipment, net	3,581	7,501
Prepaid expenses, net of current portion	151	217
Operating lease right-of-use asset, net	45	4,115
Intangible assets, net	8,459	9,750
Goodwill	5,231	5,231
Other assets	3	310
Non-current assets in discontinued operations	—	5,439
TOTAL ASSETS	$42,041	$63,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,032	$13,717
Accrued diagnostic services	75	31
Accrued advertising and other allowances	151	151
Finance lease liabilities	2,625	2,147
Operating lease liabilities	102	1,214
Short-term loan payable, net of discount of $304 and $237	2,425	3,207
Deferred revenue	1,418	1,698
Income tax payable	1,374	1,987
Other current liabilities	1,765	2,115
Current liabilities in discontinued operations	—	5,867
Total current liabilities	25,626	32,134
Non-current liabilities:
Unsecured promissory notes, net of discount of $127	—	9,873
Unsecured long-term debt, net of discount of $216 and $423	436	1,779
Due to sellers (see Note 3)	2,000	2,000
Deferred revenue, net of current portion	654	784
Operating lease liabilities, net of current portion	—	3,762
Finance lease liabilities, net of current portion	1,889	2,591
Non-current liabilities in discontinued operations	—	2,924
Total non-current liabilities	4,979	23,713
Total liabilities	30,605	55,847

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity
Preferred stock authorized 1,000,000, $0.0005 par value, no shares issued and outstanding	—	—
Common stock authorized 50,000,000, $0.0005 par value, 41,541,205 and 29,874,029 shares outstanding, respectively	29	23
Additional paid-in capital	120,145	129,921
Subscription receivable	—	—
Accumulated deficit	(58,899)	(58,393)
Treasury stock, at cost, 8,692,005 and 12,940,967 shares (1), respectively	(49,643)	(64,000)
Accumulated other comprehensive loss	(196)	(198)
Total stockholders’ equity	11,436	7,353
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$42,041	$63,200

(1) This is net of 6,000,000 collateral shares.

See accompanying notes to these condensed consolidated financial statements

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	For the three months ended
	June 30, 2025	June 30, 2024
Revenues, net	$1,247	$1,504
Cost of revenues	513	1,659
Gross profit (loss)	734	(155)

Operating expenses:
General and administration	4,624	6,933
Research and development	4	140
Total operating expenses	4,628	7,073
Loss from operations	(3,894)	(7,228)

Debt extinguishment loss	(287)	—
Interest expense	(587)	(522)
Loss from disposal of fixed assets	(823)	—
Loss from operations before income taxes	(3,693)	(7,750)
Income tax (expense) benefit	(779)	2,287
Loss from continuing operations after income taxes	(4,472)	(5,463)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(690)
Gain from disposal of discontinued operations	—	—
Income (loss) from discontinued operations	—	(690)
Net income (loss)	$(4,472)	$(6,153)

Other comprehensive income:
Unrealized gain on marketable securities	2	(58)
Total comprehensive loss	$(4,470)	$(6,211)

Net earnings (loss) per share:
Loss from continuing operations, basic and diluted	$(0.11)	$(0.29)
Income (loss) from discontinued operations, basic and diluted	$—	$(0.04)
Net loss per share, basic and diluted	$(0.11)	$(0.33)

Weighted average common shares outstanding:
Basic	41,541	18,888
Diluted	41,541	18,888

See accompanying notes to these condensed consolidated financial statements

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the six months ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net loss	$(506)	$(12,418)
Less: Gain (loss) from discontinued operations, net of tax	8,644	(1,431)
Net loss from continuing operations	(9,150)	(10,987)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Realized loss on marketable debt securities	—	18
Depreciation and amortization	2,831	3,141
Amortization of debt discount	849	369
Amortization on operating lease right-of-use assets	210	222
Stock-based compensation expense	1,029	2,385
Inventory reserve	—	(63)
Loss (gain) from disposal of fixed assets	868	(19)
Debt extinguishment loss	718	—
Changes in operating assets and liabilities:
Accounts receivable	(28)	3,322
Inventory	313	394
Prepaid expenses and other current assets	(803)	(777)
Deferred tax asset	—	(4,900)
Other assets	—	847
Accounts payable and accrued expenses	448	3,896
Accrued diagnostic services	44	(87)
Accrued advertising and other allowances	—	(13)
Deferred revenue	(410)	(768)
Deferred tax liability	—	—
Lease liabilities	(29)	(927)
Income tax payable	(613)	(618)
Other liabilities	(350)	(1,181)
Net cash used in operating activities - continuing operations	(4,225)	(5,746)
Net cash provided by (used in) operating activities - discontinued operations	597	(4,236)
Net cash used in operating activities	(3,628)	(9,982)

Cash flows from investing activities
Proceeds from sales of marketable securities	—	3,374
Proceeds from sales of fixed assets	120	150
Capital expenditures	—	(867)
Net cash provided by investing activities - continuing operations	120	2,657
Net cash provided by (used in) investing activities - discontinued operations	800	(98)
Net cash provided by investing activities	920	2,559

Cash flows from financing activities
Proceeds from issuance of note payable, net	687	3,868
Proceeds from issuance of common shares, net	3,558	4,624
Repayment of note payable	(2,511)	(888)
Net cash provided by financing activities - continuing operations	2,234	7,604
Net cash used in financing activities - discontinued operations	(35)	(10)
Net cash provided by financing activities	2,199	7,594

Decrease in cash and cash equivalents	(509)	171
Cash and cash equivalents at the beginning of the period	678	1,609
Cash and cash equivalents at the end of the period	$169	$1,780

Supplemental disclosures:
Cash paid for income taxes	$347	$454
Interest payments	$672	$1,237

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock as commitment fee for future financing	$158	$—

See accompanying notes to these condensed consolidated financial statements

Non-GAAP Financial Measures and Reconciliation

In an effort to provide investors with additional information regarding our results of operations as determined by accounting principles generally accepted in the United States of America (“GAAP”), we disclose certain non-GAAP financial measures. The primary non-GAAP financial measures we disclose are EBITDA and Adjusted EBITDA.

We define “EBITDA” as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding acquisition costs, other non-cash items, and other unusual or non-recurring charges (as described in the table below).

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures.

We use EBITDA and Adjusted EBITDA internally to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the Company’s ongoing economic performance. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, we believe that non-GAAP financial information is used by analysts and others in the investment community to analyze our historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that our results have underperformed or exceeded expectations.

The following table sets forth the reconciliations of EBITDA and Adjusted EBITDA excluding other costs to the most comparable GAAP financial measures (in thousands):

	For the three months ended
	June 30, 2025	June 30, 2024
GAAP loss from continuing operations (1)	$(4,472)	$(5,463)
Interest, net	587	522
Income tax benefit	779	(2,287)
Depreciation and amortization	1,349	1,536
EBITDA	(1,757)	(5,692)
Share-based compensation expense	508	796
Non-cash rent expense (2)	442	67
Adjusted EBITDA from continuing operations	$(807)	$(4,829)
(1)	We believe that net loss from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA measure the Company’s operating performance without regard to certain expenses. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and the Company’s computation of EBITDA and Adjusted EBITDA may vary from others in the industry. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.

(2)	The non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments.